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                                                                EXHIBIT 10.19(c)

                  SUPPLEMENT TO DEFERRED COMPENSATION AGREEMENT

          THIS SUPPLEMENT to Deferred Compensation Agreement made this 20th day of September, 2001, by and between Pennzoil-Quaker State Company, a Delaware corporation (the "Company"), and James L. Pate ("Employee").

                                    RECITALS:

          WHEREAS, the Company and Employee have previously entered into that certain Deferred Compensation Agreement made the 30th day of December, 1998 (the "Deferred Compensation Agreement");

          WHEREAS, the Deferred Compensation Agreement was amended by that certain Amendment to Deferred Compensation Agreement made the 4th day of July, 2000 (the "Agreement"); and

          WHEREAS, the Company desires to supplement the Deferred Compensation Agreement, as amended by the Amendment, to provide for a cash-out of benefits in the event of certain changes in control of the Company.

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, effective as of the date first written above, the Company and Employee agree that Deferred Compensation Agreement, as amended by the Amendment, is hereby supplemented as follows:

          "As of the Effective Date of a change in control of the Company (as defined herein) you will receive from the Company forthwith a cash payment equal to the present value of the benefits that would otherwise be provided to you and your spouse under Paragraphs 3, 4, and 5 of the Deferred Compensation Agreement, determined as of the date prior to the Effective Date of the change in control and computed by reference to those actuarial and other factors set forth in that that certain instrument entitled the "Pennzoil-Quaker State Company Benefit Acceleration Agreement Administrative Procedures," dated March 1999 (prepared by William M. Mercer, Incorporated) and maintained on file as an official record of the Company by the Vice President, Compensation and Benefits of the Company, and such procedures, including any examples or instructions contained therein, are hereby incorporated by reference as if fully set forth herein and shall constitute a part of the Deferred Compensation Agreement between you and the Company.

          For purposes of this Agreement, a change in control shall conclusively be deemed to have occurred (i) if the Board of Directors of the Company determines by resolution that a change in control which has the reasonable likelihood of depriving key employees of benefits they otherwise would have earned, by depriving key employees of the opportunity to fulfill applicable service and age

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     prerequisites to benefits or otherwise, has occurred, or (ii) upon the occurrence of an event specified for such purposes as a change in control which has the reasonable likelihood of depriving key employees of benefits they otherwise would have earned, by depriving key employees of the opportunity to fulfill applicable service and age prerequisites to benefits or otherwise, by resolution of the Board of Directors adopted not more than sixty days prior to the occurrence of such event. The Effective Date of a change in control shall be (a) in the case of such a change in control determined as specified in clause (i) of the preceding sentence, the date (not more than thirty days prior to the date on which the Board of Directors makes the determination) the Board of Directors determines as the date on which the change in control has occurred or (b) in the case of such a change in control determined as specified under clause (ii) of the preceding sentence, the date of occurrence of the event specified by the Board of Directors as constituting such change in control."

          The intent of this supplement to Deferred Compensation Agreement is to provide, in the event there is a change in control of the Company as defined herein, for a total cash-out of the retirement benefits, spouse's death benefit and medical reimbursement plan benefits provided under the Deferred compensation Agreement.

          IN WITNESS WHEREOF, the Company and Employee have executed this Supplement to Deferred Compensation Agreement as of the date first written above.

                                       PENNZOIL-QUAKER STATE COMPANY



                                       By: /s/ JAMES J. POSTL
                                       Name: James J. Postl
                                       Title: President & CEO

Accepted and agreed to by:

/s/ JAMES L. PATE
James L. Pate

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